UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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POLYDEX PHARMACEUTICALS LIMITED
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POLYDEX PHARMACEUTICALS LIMITED

NOTICE OF 2008 ANNUAL GENERAL MEETING OF THE MEMBERS

July 11, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual General Meeting of the Members of Polydex Pharmaceuticals Limited (the “Company”) will be held at the principal offices of the Company located at 421 Comstock Road, Toronto, Ontario, Canada M1L 2H5, on Friday, July 11, 2008, at 10:30 a.m., local time, for the following purposes:

1.

to vote on the proposal to elect one director to the Company’s Board of Directors, the name of whom is set forth in the accompanying Proxy Statement, to serve until the Annual General Meeting of the Members in 2011 or until his successor is elected;

2.

to ratify the appointment of Schwartz Levitsky Feldman LLP as the independent registered accounting firm of the Company; and

3.

to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on May 1, 2008, as the date for the determination of the Members entitled to notice of, and to vote at, the meeting and any adjournment thereof (the “Record Date”).  Only holders of record of the Common Shares and the Class B Preferred Shares of the Company at the close of business on the Record Date are entitled to notice of, and to vote at, the 2008 Annual General Meeting.  The Company’s Annual Report for the year ended January 31, 2008, is being mailed to Members with the Proxy Statement on or around May 30, 2008.

The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered and voted upon at the Annual General Meeting, and Members are encouraged to read it in its entirety.

You are cordially invited to attend the 2008 Annual General Meeting.  Whether or not you expect to be present at the Annual General Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the envelope provided.  If you do attend the Annual General Meeting, you may revoke your Proxy in accordance with the methods described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies” and vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS,

SHARON L. WARDLAW
Secretary
May 30, 2008

POLYDEX PHARMACEUTICALS LIMITED

PROXY STATEMENT

2008 Annual General Meeting, July 11, 2008

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement (“Proxy Statement”) is expected to be mailed on or about May 30, 2008, to the holders of the Common Shares and the Class B Preferred Shares (the “Members”) of Polydex Pharmaceuticals Limited (the “Company”) in connection with the solicitation by the Board of Directors of the Company for the 2008 Annual General Meeting of the Members (“Annual Meeting”) to be held at 10:30 a.m., local time, on Friday, July 11, 2008 at the principal offices of the Company located at 421 Comstock Road, Toronto, Ontario, Canada M1L 2H5.

Although the Company believes that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone by officers and employees of the Company who will not receive additional compensation for such solicitation.  The cost of solicitation of proxies will be borne directly by the Company and is not expected to exceed that customarily incurred in connection with an uncontested election of directors.   All dollar amounts in this proxy statement are stated in U.S. dollars unless otherwise indicated.

Proxies given by Members for use at the Annual Meeting may be revoked at any time prior to their use.  In addition to revocation in any manner permitted by Bahamian law, a proxy may be revoked in any one of the following ways:

(a) by signing a form of proxy bearing a later date then the proxy to be revoked, and depositing it with the Secretary of the Company prior to the Annual Meeting;

(b) as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy, by signing written notice of revocation and delivering it to either the Secretary of the Company or the Chairman of the Annual Meeting;

(c) by attending the Annual Meeting in person and personally voting the shares represented by the proxy; or

(d) by instrument in writing executed by the Member or by his attorney authorized in writing, or, if the Member is a corporation, under its corporate seal, or by an officer or attorney thereof duly authorized, and deposited either at the head office of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of such Annual Meeting on the day of the meeting, or any adjournment thereof.

PURPOSES OF ANNUAL MEETING

The Annual Meeting has been called for the purposes of (1) electing one director of the Company; (2) ratifying the appointment of Schwartz Levitsky Feldman LLP as the independent registered accounting firm of the Company; and (3) transacting such other business as may properly come before the meeting.

VOTING OF SECURITIES

The Board of Directors has fixed the close of business on May 1, 2008, as the date for determining the Members entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof (the “Record Date”).  A total of 3,072,846 Common Shares of a par value of U.S. $0.0167 each (the “Common Shares”) and 899,400 Class B Preferred Shares of a par value of U.S. $0.0167 each (the “Class B Preferred Shares”) were outstanding at the close of business on that date.  Each Common Share is entitled to one vote on any matter presented at the Annual Meeting for consideration and action by the Members.  Each Class B Preferred Share is entitled to two votes on any such matter.  In addition, the Company has authorized 100,000 Class A Preferred Shares of a par value of U.S. $0.10 each (the “Class A Preferred Shares”), none of which are outstanding.

A quorum for the transaction of business at the meeting shall be members present holding or represented by proxy between them not less than one-third of all Common Shares which are issued at the record date fixed by the directors and which entitle the holder thereof to vote.  Voting of Common Shares and Class B Preferred Shares is on a non-cumulative basis.  Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the aggregate number of Common Shares and Class B Preferred Shares voting at the meeting is required for approval of the election of each of the nominees for director.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the Members giving such proxies.  IF NO CONTRARY INSTRUCTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE DIRECTORS NAMED IN THIS PROXY STATEMENT AND FOR THE RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN LLP AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM OF THE COMPANY.

For voting purposes, abstentions will be counted for the purpose of establishing a quorum and will not be voted, thereby having the same effect as a vote against.  Broker non-votes will not be counted for the purpose of establishing a quorum and will not be voted.

OWNERSHIP OF VOTING SECURITIES

The following tables set forth certain information regarding beneficial ownership of the Common Shares and the Class B Preferred Shares, as of May 30, 2008, by (i) persons owning beneficially 5% or more of the Class B Preferred Shares and/or the Common Shares, (ii) each of the Company’s directors and executive officers and (iii) all directors and executive officers as a group:

SECURITY OWNERSHIP OF 5% OR GREATER HOLDERS

PREFERRED SHARES:

	Name and Address of	Amount and Nature of	Percent
Title of Class	Beneficial Owner	Beneficial Ownership	of Class (1)

Class B	George G. Usher	899,400 (1)	100%
Preferred Shares	Chairman of the Board,
Director, President and CEO
Polydex Pharmaceuticals Limited
421 Comstock Road
Toronto, Ontario, Canada M1L 2H5

COMMON SHARES:

	Name of	Amount and Nature of	Percent
Title of Class	Beneficial Owner	Beneficial Ownership	of Class (1)

Common Shares	George G. Usher
	Chairman of the Board,	242,213 (2)	7.7%
Director, President and CEO
Polydex Pharmaceuticals Limited
421 Comstock Road
Toronto, Ontario, Canada M1L 2H5

(1)

As of May 30, 2008, the Company had outstanding 899,400 Class B Preferred Shares and 3,072,846 Common Shares.

(2)

Includes 184,060 Common Shares owned directly by George G. Usher, 54,153 of the Common Shares held by the Estate of Thomas C. Usher, Peter T. Higgs, Trustee, of which George G. Usher is the beneficiary and options to purchase 4,000 Common Shares held by George G. Usher, and exercisable within sixty (60) days of May 30, 2008.

(3)

Includes 270,763 Common Shares owned directly by the Estate of Thomas C. Usher.

SECURITY OWNERSHIP OF MANAGEMENT

PREFERRED SHARES:

	Name and Title of	Amount and Nature of	Percent
Title of Class	Beneficial Owner	Beneficial Ownership	of Class

Class B	George G. Usher	899,400(1)	100%
Preferred Shares	Chairman of the Board,
Director, President and CEO

COMMON SHARES:

	Name and Title of	Amount and Nature of	Percent
Title of Class	Beneficial Owner	Beneficial Ownership	of Class (1)

Common Shares	Joseph Buchman
	Director	142,929 (2)	4.6%

Common Shares	Derek John Michael Lederer
	Director	47,183 (3)	1.5%

Common Shares	John L.E. Seidler
	Director	26,038 (4)	*

Common Shares	George G. Usher
	Chairman of the Board,	242,213 (5)	7.7%
Director, President and CEO

Common Shares	John A. Luce	1,000 (6)	*
Chief Financial Officer

Common Shares	Sharon L. Wardlaw	4,400 (7)	*
Chief Operating Officer,
Secretary and Treasurer

Common Shares	All Directors and Executive
	Officers as a Group	463,763 (8)	14.8%
(6 persons)

____________________________
*Less than one percent (1%)

(1)

As of May 30, 2008, the Company had outstanding 899,400 Class B Preferred Shares and 3,072,846 Common Shares.

(2)

Includes 91,736 Common Shares owned directly by the spouse of Joseph Buchman, as to which Joseph Buchman disclaims beneficial ownership, 24,760 Common Shares owned by a trust of which Joseph Buchman is a trustee, as to which Joseph Buchman disclaims beneficial ownership, 7,700 Common Shares owned directly by Joseph Buchman and options to purchase 18,733 Common Shares held by Joseph Buchman and exercisable within sixty (60) days of May 30, 2008.

(3)

Includes 28,450 Common Shares owned directly by Derek John Michael Lederer and options to purchase 18,733 Common Shares held by Derek John Michael Lederer and exercisable within sixty (60) days of May 30, 2008.

(4)

Includes 7,305 Common Shares owned directly by John L.E. Seidler and options to purchase 18,733 Common Shares held by John L.E. Seidler and exercisable within sixty (60) days of May 30, 2008.

(5)

Includes 184,060 Common Shares owned directly by George G. Usher, 54,153 of the number of the Common Shares held by the Estate of Thomas C. Usher, Peter T. Higgs, Trustee, of which George G. Usher is the beneficiary and options to purchase 4,000 Common Shares held by George G. Usher and exercisable within sixty (60) days of May 30, 2008.

(6)

Includes 500 Common Shares owned directly by John A. Luce and options to purchase 500 Common Shares held by John A. Luce and exercisable within sixty (60) days of May 30, 2008.

(7)

Includes 2,400 Common Shares owned directly by Sharon L. Wardlaw and options to purchase 2,000 Common Shares held by Sharon L. Wardlaw and exercisable within sixty (60) days of May 30, 2008.

(8)

Represents 142,929 Common Shares beneficially owned by Joseph Buchman, 47,183 Common Shares beneficially owned by Derek John Michael Lederer, 26,038 Common Shares beneficially owned by John L.E. Seidler, 242,213 Common Shares beneficially owned by George G. Usher, 1,000 Common Shares beneficially owned by John A. Luce and 4,400 Common Shares beneficially owned by Sharon L. Wardlaw.

PROPOSAL NO. 1

ELECTION OF BOARD MEMBER

NOMINEE FOR TERM EXPIRING AT THE
ANNUAL MEETING IN 2011

The following person, who is currently serving as a director, has been nominated for re-election by the Board of Directors to serve as a director for a term expiring at the Annual Meeting in 2011:

Name and Occupation	Age	Year First Elected Director
DEREK JOHN MICHAEL LEDERER, Chartered Accountant. Mr. Lederer is the principal of Derek Lederer C.A., a public accounting firm since 1970, and is a former adjunct professor at York University in Toronto, Ontario.	66	1998

The nominee for director has indicated his willingness to serve.  The Board of Directors has no reason to believe that the director nominated will be unable to serve as a director.  In the event, however, of the death or unavailability of the director nominated, the proxy to that extent will be voted for such other person as the Board of Directors may recommend.

BOARD OF DIRECTORS

The Board of Directors currently consists of four members, three of whom are independent directors who meet the independence standards for audit committee members as set forth in the Sarbanes Oxley Act of 2002 and the corporate governance listing requirements applicable to companies listed on the NASDAQ Capital Market.  The directors of the Company are divided into three classes, designated as Class I, Class II and Class III.  At each Annual Meeting, one class of directors is elected to serve for a three-year term or until their respective successors are duly elected and qualified.  Messr. Lederer is a Class II director.  Thomas C. Usher served as a Class III director of the Company until his death on February 26, 2005.

The following provides, as of May 30, 2008, with respect to  the continuing directors whose terms of office will continue after the Annual Meeting, their principal occupation and employment, age, the year in which each became a director of the Company, and directorships in companies having securities registered pursuant to the Securities Exchange Act of 1934, as amended.

CONTINUING DIRECTOR WHOSE TERM EXPIRES AT THE
ANNUAL MEETING IN 2009

Name and Occupation	Age	Year first Elected Director
GEORGE G. USHER. Mr. Usher has served as Chairman of the Board since January 27, 1998, President and Chief Executive Officer of the Company since 1993 and 1996, respectively, and Vice President of Dextran Products Limited, a subsidiary of the Company, since 1987. Previously, Mr. Usher was employed by the Company in various positions since 1982.	49	1988

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE
ANNUAL MEETING IN 2010

Name and Occupation	Age	Year first Elected Director
JOHN L.E. SEIDLER. Mr. Seidler earned his BA from Leeds University in England and his MBA from the University of Western Ontario. A senior management veteran with 30 years of experience at three of the top Fortune 100 companies, Mr. Seidler has particular management expertise in the pharmaceutical field having served as a Country Manager and Director of International Public Affairs for Pfizer Inc., as an international executive for Johnson & Johnson, including Vice President International for Janssen Pharmaceuticals, and as Chief Operating Officer of Orbis International, an eye care not-for-profit company. He is currently a Sales/Professional Relations executive at Free & Clear Inc., a leading behaviour-based tobacco cessation program.	72	1998

JOSEPH BUCHMAN. Currently, Mr. Buchman is a Financial Services Representative with Metlife Financial Services, where he has served in various capacities since 1979.	68	1983

MEMBER COMMUNICATION WITH THE BOARD

The Board of Directors has established a process to receive communications from Members.  Members may contact any member (or all members) of the Board of Directors (or the non-management directors as a group) or any committee of the Board of Directors by mail.  To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title.  All such requests should be directed to Linda Hughes, Polydex Pharmaceuticals Limited Investor Relations, c/o North Arm Capital Services, 347 Evergreen Way, Point Roberts, Washington, USA 98281.

All communications received as set forth in the preceding paragraph will be opened by the Company’s office of Investor Relations for the sole purpose of determining whether the contents represent a message to the Company’s directors.  Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.  In the case of communications to the Board of Directors or any group or committee of directors, the Investor Relations’ office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence or e-mail is addressed.

BOARD COMMITTEES AND NOMINATING PROCEDURES

The Company’s Board of Directors has three standing Committees: Audit, Compensation, and Nominating and Corporate Governance.

For the fiscal year ended January 31, 2008, independent directors Derek John Michael Lederer (Chair), Joseph Buchman and John L.E. Seidler comprised the Audit Committee, which held 4 meetings. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002 and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ Capital Market.  The Board of Directors has designated Derek John Michael Lederer as an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act.  The charter of the Audit Committee is available on the Company’s website at www.polydex.com.

For the fiscal year ended January 31, 2008, independent directors Joseph Buchman (Chair), Derek John Michael Lederer and John L.E. Seidler comprised the Compensation Committee, which held 1 meeting.  The Compensation Committee convenes when determined appropriate or necessary by its members.  The Compensation Committee generally has responsibility for (1) recommending to the Board of Directors guidelines and standards relating to the determination of executive compensation, (2) reviewing the Company’s executive compensation and benefits policies, including incentive compensation and equity-based plans, (3) setting compensation level of Company’s Chief Executive Officer and all other executive officers, and (4) reporting to the Board of Directors regarding the foregoing.  The charter of the Compensation Committee is available on the Company’s website at www.polydex.com.

The Board of Directors established a Nominating and Corporate Governance Committee, which is comprised of independent directors John L.E. Seidler (chair), Joseph Buchman and Derek John Michael Lederer.  The Nominating and Corporate Governance Committee convenes when determined appropriate or necessary by its members.  The Nominating and Corporate Governance Committee generally has responsibility for (1) identifying candidates who are eligible, in accordance with the Company’s Memorandum of Association and Articles of Association, and advisable to serve as members of the Company’s Board of Directors, (2) advising the Board of Directors with respect to matters relating to the compensation, procedures and committees of the Board of Directors, (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, and (4) overseeing corporate governance matters generally.  The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.polydex.com.

The Nominating and Corporate Governance Committee will consider director candidates recommended by Members.  In considering candidates submitted by Members, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate.  The Nominating and Corporate Governance Committee may also take into consideration the number of Common Shares held by the recommending Member and the length of time that such Common Shares have been held.  To have a candidate considered by the Nominating and Corporate Governance Committee, a Member must submit the recommendation in writing and must include the following information:  (1) the name of the Member and evidence of the person’s ownership of the Company’s Common Shares, including the number of Common Shares owned and the length of time of ownership; and (2) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

To be considered for nomination at an annual general meeting of the Company, the Member recommendation and information described above must be addressed to the Company’s Chairman at 421 Comstock Road, Toronto, Ontario, Canada  M1L 2H5, and must be received by the Chairman not less than 120 days prior to the anniversary date of our most recent Annual Meeting.  If, however, the Company did not hold an Annual Meeting the previous year, or if the date of the Annual Meeting to which the recommendation applies has been changed by more than 30 days from the anniversary date of our most recent Annual Meeting, then the recommendation and information must be received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting is mailed or public disclosure of the date of the Annual Meeting is made, whichever occurs first.

All director candidates recommended by the Nominating and Corporate Governance Committee must be consistent with the Board of Directors’ criteria for selecting directors.  These criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NASDAQ Capital Market listing requirement.  In addition, the Nominating and Corporate Governance Committee examines, among other things, a candidate’s ability to make independent analytical inquiries, understanding of the Company’s business environment, potential conflicts of interest, independence from management and the Company, integrity and willingness to devote adequate time and effort to responsibilities associated with serving on the Board of Directors.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons meeting the criteria described above, and in particular any such persons who have had a change in circumstances that might make them available to serve on the Board of Directors — for example, retirement as a senior executive of a public company.  The Nominating and Corporate Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates.  No firm was engaged to identify this year’s nominee.  As described above, the Committee will also consider candidates recommended by Members.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further.  If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chair or another member of the Nominating and Corporate Governance Committee contacts the person.  Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Corporate Governance Committee might be considering, and conducts one or more interviews with the candidate.  In certain instances, Nominating and Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.  The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a Member, although, as stated above, the Board of Directors may take into consideration the number of Common Shares held by the recommending Member and the length of time that such Common Shares have been held.

COMPENSATION OF DIRECTORS

In the fiscal year ended January 31, 2008, the Board of Directors conducted 4 telephonic meetings and 1 meeting in person.  Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors.  The Audit Committee met 4 additional times and the Compensation Committee met 1 additional time during the fiscal year ended January 31, 2008.  Members of the Nominating and Corporate Governance Committee did not hold any formal committee meetings

The Company pays directors Buchman, Lederer and Seidler $ 1,500 for each meeting of the Board attended in person and $ 700 per Board meeting attended by telephone.  Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee members receive an additional $ 700 per Committee meeting attended. George G. Usher receives payment as an officer and employee of the Company and does not receive additional compensation for his service as a director.

The following chart shows the compensation paid by the Company to each outside director in the fiscal year ended January 31, 2008.

Director Compensation

Name	Fees Earned	Options Awarded	Total During Year (4)
Derek John Michael Lederer (1)	$ 7,800	$ 5,165	$ 12,965
John L.E. Seidler (2)	$ 7,800	$ 5,165	$ 12,965
Joseph Buchman (3)	$ 7,800	$ 5,165	$ 12,965

(1)

On January 31, 2008, Mr. Derek John Michael Lederer had an aggregate number of 18,733 stock options outstanding.

(2)

On January  31, 2008, Mr. John L.E. Seidler had an aggregate number of 18,733 stock options outstanding

(3)

On January 31, 2008, Mr. Joseph Buchman had an aggregate number of 18,733 stock options outstanding.

(4)

Amounts calculated in accordance with Statement of Financial Accounting Standards (SFAS”) No. 123R.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is comprised solely of “independent” directors, as that term is deemed in the NASDAQ listing standards and Section 162 (m) of the Internal Revenue Code.  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this proxy statement with the Company’s management.  Based on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors, that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

  Joseph Buchman (Chair)

  John L. E. Seidler

  Derek John Michael Lederer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee during the fiscal year ended January 31, 2008 was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Committee annually reviews the executive officers’ cash compensation and share and option holdings to determine whether they provide adequate incentives and motivation to the Company’s executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.  During fiscal year 2008, the Compensation Committee was composed of Joseph Buchman (chairman), Derek John Michael Lederer and John L.E. Seidler.  All of the persons who served on the Committee during 2007 were and still are outside directors of the Company. The Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also the Company’s President and Chief Executive Officer.  The President and Chief Executive Officer is not present for portions of the meetings that relate to his own salary.  For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than the Company’s President and Chief Executive Officer), the Compensation Committee typically considers the recommendations of the Company’s President and Chief Executive Officer.

This section discusses the principles underlying the Company’s executive compensation decisions and the most important factors relevant to an analysis of these decisions.  It provides qualitative information regarding the manner and contest in which compensation is awarded to and earned by the Company’s executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

The compensation of executives is designed to attract, as needed, individuals with the skills necessary for the Company to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the Company’s expectations.  Compensation for the Company’s executives has three primary components – salary, stock option awards and cash incentive bonuses.  In addition, the Company provides executives with benefits that are generally available to the salaried employees.  The base salary of each of the Company’s executives is fixed at a level that enables the Company to hire and retain individuals in a competitive environment and regards individual performance at a satisfactory level of contribution to the Company’s overall business goals.  The Company also takes into account the base salaries paid by similarly situated companies in the fields of biotechnology and pharmaceutical companies of similar size and the base salaries of other private and public companies with which the Company is believed to compete for talent.  The Company uses its cash incentive bonus program in order to align employees’ goals with the Company’s sales, earnings growth, research and development and working capital objectives for the current year.  The Company uses stock options to reward long-term performance; these options are intended to produce significant value for each executive if the Company’s performance is outstanding and if the executive has an extended tenure.

The Company views the three components of the executive compensation as related but distinct.  The Company determines the appropriate level for each compensation component based in part, but not exclusively, on the Company’s view of internal equity and consistency, individual performance and other information deemed relevant.  Except as described below, the Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.  This is due to the small size of the executive team and the need to tailor each executive’s award to attract and retain that executive.  The Company does not use a compensation consultant.

The Company believes that total compensation and accountability should increase with position and responsibility.  Consistent with this philosophy, total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives.  Compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures the Company’s long-term success and profitability.  The Company considers individual performance relative to goals and expectations set for an individual’s position and where appropriate, the performance of the Company and achievement of corporate objectives when considering to increase or decrease compensation materially.

The Company accounts for the equity compensation expense for employees under the rules of SFAS 123R, which require the Company to estimate and record an expense for each award of equity compensation over the service period of the award.  Accounting rules also require the Company to record cash compensation as an expense at the time the obligation is accrued.  Until the Company achieves sustained profitability, the availability to the Company of a tax deduction for compensation expense is not material to its financial position.  The Company structures cash incentive bonus compensation so that it is taxable to the employees at the time it becomes available to them.

Base Compensation

In determining base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, the executive’s past performance and internal pay equity.  Base salary is largely determined based on the subjective judgment of the Committee, taking into account these factors.  However, the Committee may from time to time also consider available executive compensation data of comparable companies in the biotechnology and pharmaceutical industries to establish base salaries that are within the range of those paid to persons holding comparably responsible positions at such companies.  In addition, the Compensation Committee considers evaluations by the Chief Executive Officer of the individual performance of each executive, other than the Chief Executive Officer, in setting such executive’s salary for the year.  The performance of the Chief Executive Officer is evaluated by the Compensation Committee.  The Chief Executive Officer’s evaluation is also presented to the Board of Directors for its discussion and comment.

The Compensation Committee has determined as of January 31, 2008, that current salary levels for key Company executives are competitive within the industry.

Equity Compensation Plan

The Compensation Committee has discretion to grant stock options to executive officers under the Company’s 2001 Stock Option Plan.  The Committee grants stock options to attract, retain and motivate employees to work toward the long-term success of the Company. The Committee believes that stock options issued under the Company’s equity incentive plans, create long-term incentives that align the interest of management with the long-term stockholders.  In determining the number of options to be granted to executives, the Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and shareholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of total compensation.  In addition, since the Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the stockholders, the Company’s profitability in its industry and over the applicable performance measurement periods is also taken into account when determining the number of options to be granted to executives.  The Committee typically grants options in the last month of each fiscal year when recommendations for compensation increases are considered, or, in certain instances, at the time of hire.

Cash Incentive Bonuses

Yearly cash incentive bonuses for executives are granted pursuant to authority delegated to the Committee by the Board of Directors on a discretionary basis.  Bonus payouts for the year are determined by the Company’s financial results for the year relative to predetermined performance measures.  Satisfactory individual performance is also a condition to payment.  The Compensation Committee believes that this mix of performance measures will encourage employees to focus appropriately on improving both top-line sales and bottom-line earnings.  There were no cash incentive bonuses allotted during fiscal year 2008 due to the Company’s performance.

Other Benefits

We provide our employees, including the executive officers, with a benefit program that the Compensation Committee believes is reasonable, competitive and consistent with the objectives of the compensation program of attracting and retaining key executives and managers who are critical to our future success.  The Company’s executives are eligible to participate in all of the employee benefit plans, such as medical, dental, group life and disability insurance, in each case on the same basis as the other employees. Perquisites are granted to executives for specific reasons, as identified by the Compensation Committee or as identified by the Chief Executive Officer and recommended to the Compensation Committee.  The Chief Executive Officer receives a car allowance and a term life insurance policy in which the premiums are paid by the Company.  In November 2007, the Chief Executive Officer personally took over the premium payments.  The amount of these perquisites that the Chief Executive Officer received is set forth in the Summary Compensation Table below.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s “principal executive officer,” “principal financial officer,” and the other highest paid executive officer (collectively its “named executive officers”) for the year ended January 31, 2008.

Name and Principal Position	Fiscal Year	Salary	Option Awards (4)	All Other Compensation	Total
George G. Usher (1)	2008 2007	$ 281,000 $ 275,000	-- $ 18,760	$ 20,400(5) $ 21,000	$ 301,400 $ 314,760
John A. Luce (2)	2008 2007	$ 60,000 $ 62,000	-- $ 2,345	-- --	$ 60,000 $ 64,345
Sharon Wardlaw (3)	2008 2007	$ 111,000 $ 105,000	-- $ 9,380	-- --	$ 111,000 $ 114,380

Note:  All 2008 figures are stated in U.S. Dollars using an exchange rate of CDN 1.052 and 2007 figures are stated using an exchange rate of CDN 1.1770.

Executive Officers

Name	Age	Title

George G. Usher (1)	49	Chairman of the Board, President and Chief Executive Officer

John A. Luce (2)	61	Chief Financial Officer

Sharon L. Wardlaw (3)	55	Chief Operating Officer, Secretary and Treasurer

___________________________
(1)  See “Board of Directors” for biographical information and period of service.

(2)  John Alfred Luce, Chartered Accountant Principal of John A. Luce C.A., a public accounting firm since 1992 and a former partner with Ernst & Young.  John A. Luce was appointed to the position of Chief Financial Officer in July 2006.

(3)  Sharon L. Wardlaw has served as the Chief Financial Officer, Secretary and Treasurer of the Company since 1994. In July 2006, she was appointed to the position of Chief Operating Officer. She also currently serves as the President of Dextran Products Limited, a subsidiary of the Company.  Since joining the Company in 1984, she has been employed in various capacities.

(4)   Calculated in accordance with SFAS No. 123R

(5)    Includes car allowance valued at $ 13,600 and term life insurance premium valued at $ 6,800.

EMPLOYMENT AGREEMENTS

George G. Usher has an employment agreement with the Company, which provides for his continued employment with the Company through September 1, 2009. Thereafter, the Initial Term will automatically be extended and renewed for successive 12-month periods (each, a “Renewal Term”), unless otherwise stated in a writing delivered by the Company to Mr. Usher at least 90 days’ prior to the expiration of the Initial Term or each Renewal Term, as the case may be. Under the agreement, Mr. Usher is to be paid an annual base salary of CDN $300,000 for the length of the term.  Mr. Usher’s annual base salary shall be reviewed by the Compensation Committee at least once in each fiscal year and increased in the sole discretion of the Compensation Committee.

 In addition, at the discretion of the Compensation Committee, Mr. Usher may receive an additional cash bonus based upon the Company’s performance, as well as Mr. Usher’s individual performance, during the fiscal year.

Under the terms of Mr. Usher’s employment agreement, if Mr. Usher is terminated by the Company without cause prior to or following a change-in-control of the Company, he is entitled to receive a severance payment equal to three times his annual base salary, plus the amount of his target bonus earned on a pro rata basis through the date of his termination.  These amounts are payable over a period of one year from the date of termination.  In addition, Mr. Usher is entitled to receive medical and/or dental benefits for a period of one year following such termination.  In the event of Mr. Usher’s death or a permanent disability, Mr. Usher is entitled to receive a payment equal to three times his annual base salary, payable over a period of one year from the date of death or such disability.  Mr. Usher is not entitled to receive any benefits in the event of termination for cause or a voluntary termination of employment by Mr. Usher.

Effective November 26, 2007, at his election, Mr. Usher took a 10% reduction in his base salary, reducing it from an annual salary of CDN $ 300,000 to CDN $ 270,000.

Grants of Plan-Based Awards

There were no options granted to the Company’s named executive officers during the year ended January 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option held by the Company’s named executive officers as of January 31, 2008.

	Number of
	Securities
	underlying
	unexercised	Option	Option
Name	options	exercise	expiration
	exercisable	price	date

George G. Usher	4,000	$ 10.01	7/31/2011

John Alfred Luce	500	$ 10.01	7/31/2011

Sharon L. Wardlaw	2,000	$ 10.01	7/31/2011

TRANSACTIONS WITH THE COMPANY

Except as described below, since February 1, 2007, none of the Company’s directors, executive officers, nominees for election as directors or certain relatives or associates of such persons has had a direct or indirect material interest in any transaction in which the Company was a participant and where the amount involved exceeded  $ 120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.

In August 1997, the Company loaned Thomas C. Usher, formerly its Vice-Chairman, Director of Research and Development, a member of its Board of Directors and the beneficial owner of greater than 5% of the outstanding common shares of the Company, $691,500 at an interest rate equal to the prime rate of Toronto Dominion Bank plus 1.50% (the “Loan”).  The Loan was used to partially fund a $1,000,000 payment to the State of Florida in order to allow Thomas C. Usher to regain possession of 430,000 Common Shares of the Company then held by the State as collateral security relating to the liquidation of insurance companies formerly owned by Thomas C. Usher.  Repayment of the Loan is accomplished by periodic payments and through offsets by the Company against royalty payments due Thomas C. Usher pursuant to intellectual property license agreements and, in the past, bonus payments, if any, granted Thomas C. Usher as an employee of the Company.  The amount outstanding under the Loan as of January 31, 2008 was $297,321, as compared to $306,827 at January 31, 2007, including accrued interest.  The Company has taken a cumulative provision of $323,490 against accrued interest on this loan at January 31, 2008, compared to a cumulative provision of $323,490 at January 31, 2007.  Thomas C. Usher passed away on February 26, 2005.  Obligations with respect to the Loan transferred to the estate of Thomas C. Usher of which our Chairman and Chief Executive Officer, George Usher is a beneficiary and co-trustee and our Chief Operating Officer, Sharon Wardlaw, is co-trustee.  The Company continues to be obligated to make royalty payments pursuant to the license agreements, and intends to continue to offset such payments against the Loan.

In August 1999, Thomas C. Usher personally assumed all of the assets and liabilities of Novadex Corp., including the balance of receivables (the “Receivables”) due to the Company from Novadex Corp.  The Receivables have no specific repayment terms.  The total outstanding amount of the Receivables as of January 31, 2008 was $60,339, as compared to $ 130,619 at January 31, 2007.  Thomas C. Usher also owed $ 250,000 to a subsidiary of the Company, Novadex International Limited, as of January 31, 2008, pursuant to a non-interest bearing loan with no specific repayment terms.  The outstanding amount of this loan has not changed from January 31, 2007.  The amounts continue to remain owing from the estate of Thomas C. Usher.

The estate of Thomas C. Usher currently has pledged 270,763 common shares of the Company as security for these amounts owing to the Company.  These common shares had a market value of $ 213,902 at January 31, 2008, based on the closing price of the Company’s common shares on the NASDAQ Capital market on January 31, 2008.  The Company intends to continue to hold the pledged assets as collateral until the amounts owing discussed above are repaid.

The Company had a commitment to pay an amount equal to $110,000 to Thomas C. Usher’s estate. The amount owing on this commitment as at January 31, 2008 is $36,908.

The Company also has an outstanding loan payable to Ruth Usher, a member of the Board of Directors through her retirement on October 31, 2003, a former director, and the widow of Thomas C. Usher.  The amount due from the Company pursuant to this loan decreased to $658,541 at January 31, 2008 from $679,285 at January 31, 2007 due to interest charges exceeding monthly payments by the Company.  The Company is required to make blended monthly payments of $ 8,000 on this loan.  The Company is current in its payments.

CODE OF ETHICS

The Board of Directors has adopted a Code of Ethics that is specifically applicable to its executive officers and senior financial officers, including its principal executive officer and its principal financial officer.  The Code of Ethics is available on the Company’s website at www.polydex.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors, executive officers and any person who beneficially owns more than ten percent of the Common Shares to file with the SEC an initial report of ownership and reports of changes in ownership of Common Shares.  Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 furnished to the Company with respect to its most recent fiscal year from reporting persons that no other reports were required, the Company believes that, during the fiscal year ended January 31, 2008, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its executive officers, directors and greater than 10% beneficial owners were made, however certain Form 5 filings were late.  The Company is working to implement a system whereby the late filings will be eliminated and all Section 16(a) filings will be made on time.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

It is the Company’s policy that directors are invited and encouraged to attend the Company’s Annual Meeting. All the Company’s directors attended the Annual Meeting last year, and all the Company’s directors are expected to attend this year’s Annual Meeting.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the Common Shares and the Class B Preferred Shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to elect the nominee for director.  All proxies will be voted to elect the nominee for director unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee has selected Schwartz Levitsky Feldman LLP to serve as the Company’s independent registered accounting firm for the fiscal year ending January 31, 2009.  Representatives of Schwartz Levitsky Feldman LLP are not expected to be at the Annual Meeting.  Schwartz Levitsky Feldman LLP has served as the Company’s independent registered accounting firm since January 11, 2006.  Ernst & Young LLP Chartered Accountants served as the Company’s independent registered accounting firm for the fiscal years ended January 31, 2005 and January 31, 2004.   Sloan Partners LLP served as the Company’s independent registered accounting firm from May 27, 2005 through January 11, 2006, when it divested its reporting issue audit practice to Schwartz Levitsky Feldman LLP.

REPORT OF THE AUDIT COMMITTEE:

The Audit Committee makes recommendations to the Board as to the engagement of independent auditors to perform audit and non-audit services, reviews the scope and results of their services, oversees the internal audit function, and reviews the systems of internal control and audit with management and the independent auditors.  The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

The Audit Committee has reviewed and discussed the audited financial statements with management.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards).  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1), and has discussed with the independent account the independent accountant’s independence.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended January 31, 2008 for filing with the United States Securities and Exchange Commission.

Audit Committee

Derek John Michael Lederer (Chair)

Joseph Buchman

John L.E. Seidler

AUDIT FEES

The aggregate fees billed for professional services rendered by Schwartz Levitsky Feldman LLP for the audit of the Company’s annual financial statements for the fiscal year ending January 31, 2008 and reviews of the financial statements included in the Company’s quarterly reports on the Form 10-Q for such fiscal year were CDN $ 84,000 and remained unchanged from the previous fiscal year ending January 31, 2007. The foregoing fees were incurred with respect to professional services that are normally provided by the Company’s auditors and include services that are normally provided by Schwartz Levitsky Feldman LLP Chartered Accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

AUDIT-RELATED FEES

Schwartz Levitsky Feldman LLP did not bill the Company any fees in the fiscal years ended January 31, 2008 or 2007 for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above.

TAX FEES

Schwartz Levitsky Feldman LLP Chartered Accountants did not bill the Company any fees for tax compliance, tax advice and tax planning with respect to the fiscal years ended January 31, 2008 or 2007.

ALL OTHER FEES

Schwartz Levitsky Feldman LLP did not bill the Company any fees in the fiscal years ended January 31, 2008 or 2007 for professional services other than as set forth under the captions “Audit Fees” and “Tax Fees” above.

REVIEW AND APPROVAL BY AUDIT COMMITTEE

The Audit Committee reviews, and in its sole discretion pre-approves, the Company’s independent auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the independent auditors.  Accordingly, all services described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee.  The Audit Committee may not engage the independent auditors to perform non-audit services prescribed by law or regulation.  The Audit Committee may delegate pre-approval authority to a member of the Audit Committee, and authority delegated in such manner must be reported at the next scheduled meeting of the Audit Committee.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the Common Shares and the Class B Preferred Shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Schwartz Levitsky Feldman LLP as the independent registered accounting firm of the Company.  All proxies will be voted for such ratification unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN LLP AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM OF THE COMPANY.

FINANCIAL STATEMENTS

The consolidated balance sheet, consolidated income statement and other financial statements together with the notes thereto for the fiscal year ended January 31, 2008 are included in the Company’s 2008 Annual Report on Form 10-K which accompanies this Proxy Statement.

2008 ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each person solicited by this Proxy Statement, upon the written request of such person, a copy of the Company’s 2008 Annual Report on Form 10-K, which includes financial statements, for the fiscal year ended January 31, 2008.  Such requests should be directed to Linda Hughes, Polydex Pharmaceuticals Limited Investor Relations, c/o North Arm Capital Services, 347 Evergreen Way, Point Roberts, Washington, USA 98281.

2009 MEMBER PROPOSALS

The 2009 Annual Meeting will be held on or about July 11, 2009.  Under SEC rules, Member proposals for the Annual Meeting of the Members to be held in 2009 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the 2009 Annual Meeting of the Members, and is received by the Secretary of the Company at the Company’s executive offices, which are located at 421 Comstock Road, Toronto, Ontario, Canada  M1L 2H5, no later than January 30, 2009, which is 120 days before the anniversary date of the release of this proxy statement to Members.  The inclusion of any proposal will be subject to all applicable rules of the SEC.

OTHER BUSINESS

The Board and management of the Company know of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting.  If, however, other matters are properly brought before the Annual Meeting, it is the intention of the Board designated proxy holders George G. Usher and John A. Luce to vote the shares represented thereby on such matters in accordance with their judgment.

Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy.  A prompt response will greatly facilitate arrangement for the Meeting, and your cooperation will be appreciated.  Members who attend the Annual Meeting may vote their shares personally even though they have sent in their proxies.